Exhibit 10.2

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 13, 2024, is by and among iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (‘iDoc”), Digital Health Acquisition Corp, a Delaware corporation (the “Company”), and Tidewater Ventures, LLC (“Tidewater”, together with iDoc and the Company the “Parties”). For purposes of this Agreement, references to the “Company” shall also include, after the closing of the Business Combination (as defined below), the resulting publicly listed company pursuant to the transactions contemplated by the Third Amended and Restated Business Combination Agreement, dated November 21, 2023 (as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and between the Company, DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of the Company (“Merger Sub II”), VSee Lab, Inc. a Delaware corporation (“VSee”), and iDoc pursuant to which, upon the terms and subject to the conditions contained therein, Merger Sub I will merge with and into VSee, with VSee surviving the merger as a wholly owned subsidiary of the Company, and Merger Sub II will merge with and into iDoc, with iDoc surviving the merger as a wholly owned subsidiary of the Company (collectively, the “Mergers”). In connection with the Business Combination, at the effective time of the Mergers the Company will change its corporate name to VSee Health, Inc. The Mergers and the other transactions described in the Business Combination Agreement are collectively referred to herein as the “Business Combination”.

RECITALS

A.        The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.          iDoc previously delivered to Tidewater a promissory note (the “Note”) further to which the aggregate amount of $585,000 is due and payable (the “Loan Amount”).

C.          In connection with the Business Combination, the Note will be assumed by the Company. Immediately following the closing of the Business Combination, Tidewater wishes to convert the entire Loan Amount into shares of the Company’s common stock (the “Company Common Stock”) at $2.00 per share (the “Shares”), and the Company wishes to sell Tidewater such Shares at said closing, upon the terms and conditions stated in this Agreement. In connection with the Business Combination, the Company will register shares of its common stock (the “Company Common Stock”) issuable upon exchange of the Shares for an identical number of shares of Company Common Stock.

D.         Following the closing of the Business Combination, the Company will register the Shares issuable upon conversion of the Loan Amount.”

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0         Basic Terms of Purchase and Sale.

1.1         Purchase and Sale of Shares.

(a)          Subject to the terms and conditions of this Agreement, immediately following the closing of the Business Combination, Tidewater agrees to purchase from the Company, and the Company agrees to sell and issue to Tidewater, 292,500 Shares at $2.00 per Share. Each of the Parties acknowledges that the Loan Amount shall be the only amount that will be payable in full satisfaction of the purchase price for the Shares.

(b)         As soon as practicable after the date of issuance of the Shares, the Company shall deliver to Tidewater a certificate or book entry statement representing 292,500 Shares against delivery to each of the Company and the Company by Tidewater of evidence of the cancellation of all amounts owing by the Company to Tidewater under the Note.

2.0        Representations and Warranties of iDoc and the Company

2.1         Representations and Warranties of iDoc and the Company. Each of iDoc and the Company, jointly and severally, hereby represents and warrants to Tidewater as follows:

(a)          Incorporation. Each of iDoc and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and each has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)          Authorization. All corporate action on the part of each of iDoc and the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Securities, has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of each of iDoc and the Company, enforceable against each of them in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights. iDoc has all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations hereunder.

(c)          Valid Issuance of the Shares. The Shares to be purchased by Tidewater hereunder will, upon issuance pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by either iDoc of the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of Tidewater in Section 3 of this Agreement, the Shares, when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of Tidewater’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither iDoc, the Company nor any authorized agent acting on their behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(d)          Company Common Stock. Following the closing of the Business Combination, the Company will take all necessary action to register the Shares issuable upon conversion of the Note. The Shares issuable upon conversion of the Note will, upon issuance, be duly and validly issued, fully paid and nonassessable.

3.0         Representations and Warranties of Tidewater

Tidewater hereby represents and warrants to the Company as follows:

3.1        Authorization. When executed and delivered by Tidewater, this Agreement will constitute the valid and legally binding obligation of Tidewater, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3.2        Purchase Entirely for Own Account. Tidewater is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the 1933 Act.

3.3        Disclosure of Information. Tidewater believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase Shares hereunder. Tidewater further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects.

3.4        Experience. Tidewater is experienced in evaluating and investing in companies such as the Company. Tidewater understands that the investment to be made in connection with the acquisition of Shares hereunder is speculative and involves significant risk. Tidewater has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. Tidewater is an “accredited investor” as that term is defined within Regulation D promulgated under the 1933 Act.

3.5        Restricted Securities. Tidewater understands that the Shares being purchased hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering..

3.6        Legend. Tidewater understands that the Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY the Company), IN A FORM REASONABLY ACCEPTABLE TO the Company, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

4.0         Miscellaneous Provisions.

4.1        Further Assurances. Each of the Parties agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

4.2        Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and shall be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to iDoc, at its address set forth on the signature page hereof; (b) if to the Company, at its address set forth on the signature page hereof; or (c) if to Tidewater, at Tidewater’s address as set forth on the signature page below. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

4.3        Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

4.4        Counterparts. This Agreement may be executed in separate counterparts or by facsimile, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

4.5        Waiver. No waiver shall be effective unless in a writing signed by the person charged with making such waiver. Any waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless it so provides by its terms.

4.6        Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies their entire agreement and understanding with regard to its subject matter and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede, merge and void any and all prior correspondence, conversations, negotiations, agreements or understandings relating to such subject matter.

4.7        Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules or provisions.

4.8        Binding on Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the executors, administrators, successors and permitted assigns of the parties hereto.

4.9        Survival. The respective representations and warranties as contained herein shall survive such Closing Date without regard to any investigation made by any party.

4.10        Finder’s Fees. Each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction.

4.11        Amendment. This Agreement shall be amended only upon the written consent of each of the Parties. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (a) extend the time for the performance of any of the obligations of another party; (b) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (c) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.

4.12         Expenses. Each of the Parties shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

iDoc Virtual Telehealth Solutions, Inc.

By:
Name:
Title:
Address:

Digital Health Acquisition Corp.

By:
Name:
Title:
Address:

Tidewater Ventures, LLC

By:
Name:
Title:
Address: